Exhibit 1.1

GREEN PLAINS PARTNERS LP

[●] Common Units Representing Limited Partner Interests

UNDERWRITING AGREEMENT

[●], 2015

BARCLAYS CAPITAL INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                         INCORPORATED

As Representatives of the several

Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Green Plains Partners LP, a Delaware limited partnership (the “Partnership”), proposes to sell [●] common units (the “Firm Units”), representing limited partner interests in the Partnership (the “Common Units”) to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”). In addition, the Partnership proposes to grant to the Underwriters an option to purchase up to [●] additional Common Units on the terms set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units”. This Agreement is to confirm the agreement concerning the purchase of the Units from the Partnership by the Underwriters.

It is understood and agreed by all parties hereto that the Partnership was formed by Green Plains Inc., a Delaware corporation (“GPRE”), to provide ethanol and fuel storage, terminal and transportation services by owning, operating, developing and acquiring ethanol and fuel storage tanks, terminals, transportation assets and other related assets and businesses. It is further understood and agreed to by all parties that on or before the Initial Delivery Date (as defined in Section 4), before giving effect to the transactions contemplated by the Contribution Agreement (as defined below):

(1) GPRE directly owns 100% of the limited liability company interests in Green Plains Holdings LLC, a Delaware limited liability company and the sole general partner of the Partnership (the “General Partner”).

(2) GPRE directly owns a 98% limited partner interests in the Partnership and the General Partner owns a 2% general partner interest in the Partnership (the “General Partner Interest”).

(3) GPRE directly owns 100% of the limited liability company interests in Green Plains Trucking LLC (“Trucking”), which directly owns 100% of the limited liability company interests in Green Plains Trucking II LLC (“Trucking II”).

(4) GPRE directly owns 100% of the limited liability company interest in Green Plains Partners Operating LLC (“OpCo”).

(5) GPRE directly owns 100% of the limited liability company interest in Green Plains Obion, LLC (“Obion”).

(6) OpCo directly owns [●]% of the limited liability company interests in Green Plains Ethanol Storage LLC (“Storage”), which owns interests in certain ethanol storage facilities and related real property contributed to it by Obion, Green Plains Atkinson LLC, Green Plains Bluffton LLC, Green Plains Central City LLC, Green Plains Fairmont LLC, Green Plains Ord LLC, Green Plains Otter Tail LLC, Green Plains Shenandoah LLC, Green Plains Superior LLC, Green Plains Wood River LLC and Green Plains Holdings II LLC.

(7) Obion directly owns [●]% of the limited liability company interests in Storage.

(8) OpCo directly owns 100% of the limited liability company interest in Green Plains Logistics LLC (“Logistics”).

(9) OpCo directly owns 100% of the limited liability company interests in Green Plains Capital LLC (“GP Capital”), which directly owns 5% of the limited liability company interests in Birmingham BioEnergy Partners, LLC (“Birmingham”)

(10) OpCo directly owns 100% of the limited liability company interests in BlendStar LLC (“BlendStar”), which directly owns (i) 95% of the limited liability company interests in Birmingham and (ii) eight fuel terminal facilities.

(11) OpCo directly owns certain third-party contracts related to its fuel terminal facilities.

It is further understood and agreed to by all parties hereto that the following transactions (the “Transactions”) will occur on or before the Initial Delivery Date:

(1) GPRE, the General Partner, the Partnership, OpCo, Trucking and Obion will enter into a Contribution, Conveyance and Assumption Agreement substantially in the form filed as an exhibit to the Registration Statement (the “Contribution Agreement”), pursuant to which, among other things, (i) GPRE conveys a [●]% limited liability company interest in OpCo to the General Partner, which the General Partner then conveys to the Partnership in exchange for a continuation of the General Partner Interest and all of the limited partner interests in the Partnership classified as “Incentive Distribution Rights” under the Partnership Agreement (the “Incentive Distribution Rights”), (ii) GPRE will convey a [●]% limited liability company interest in OpCo to the Partnership in exchange for [●] Common Units and [●] subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”) (collectively, the “GPRE Units”), Obion contributes its [●]% limited liability company interest in Storage to the Partnership in exchange for [●] Common Units and [●] Subordinated Units (the “Obion Units”), and Trucking will convey a 100% interest in Trucking II to the Partnership in exchange for [●] Common Units and [●] Subordinated Units (the “Trucking II Units” and, together with the GPRE Units and the Obion Units, the “Sponsor Units”), (iii) GPRE has the

right to receive additional Common Units to the extent the Underwriters’ option to purchase the Option Units is not exercised in full and the proceeds from any issuance of Option Units to the Underwriters and (iv) GPRE has the right to receive a portion of the net proceeds of the offering of the Firm Units, net of estimated expenses and the Underwriters’ discount.

(2) The Partnership contributes (i) a [●]% limited liability company interest in Storage and (ii) a 100% limited liability company interest in Trucking II, each to OpCo.

(3) GPRE, the Partnership, OpCo and the General Partner will enter into an Omnibus Agreement substantially in the form filed as an exhibit to the Registration Statement (the “Omnibus Agreement”) that addresses certain administrative and indemnification matters.

(4) The General Partner and GPRE will enter into an Operational Services & Secondment Agreement substantially in the form filed as an exhibit to the Registration Statement (the “Services Agreement”) that provides for the secondment of certain employees of GPRE to the General Partner.

(5) Green Plains Trade Group LLC (“Green Plains Trade”), a Delaware limited liability company, and OpCo will enter into a Storage and Throughput Agreement substantially in the form filed as an exhibit to the Registration Statement (the “Storage Agreement”) pursuant to which Green Plains Trade will store and throughput minimum volumes of ethanol or other fuels at the Partnership’s facilities and terminal.

(6) Green Plains Trade and OpCo will enter into a Rail Transportation Agreement substantially in the form filed as an exhibit to the Registration Statement (the “Transportation Agreement”) pursuant to which the Partnership will use the Partnership’s leased railcars to provide rail transport services to Green Plains Trade.

(7) Green Plains Trade and OpCo will enter into a Trucking Transportation Services Agreement (the “Trucking Agreement”) pursuant to which Green Plains Trade will use the Partnership’s leased or owned trucks to transport ethanol and other fuels.

(8) GPRE will amend and restate the General Partner’s limited liability company agreement (such agreement, together with any amendments to and/or restatements thereof on or prior to an applicable Delivery Date (as the case may be), the “Amended and Restated GP LLC Agreement”)

(9) The General Partner and GPRE will amend and restate the Partnership’s limited partnership agreement to be substantially in the form filed as an exhibit to the Registration Statement (such agreement, together with any amendments to and/or restatements thereof on or prior to an applicable Delivery Date (as the case may be), the “Partnership Agreement”).

(10) The Partnership will enter into a $[100] million credit agreement with [●] (the “Credit Facility”).

(11) The public offering of the Firm Units contemplated hereby (the “Offering”) will be consummated.

(12) The Partnership will (i) pay transaction expenses for the Offering, as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus (as such terms are defined in Section 1(a)) and (ii) redeem GPRE’s limited partner interest in the Partnership in exchange for a distribution of the amount contributed at formation.

(13) If the Underwriters exercise their option to purchase any Option Units pursuant to Section 2 of this Agreement, then the Partnership will contribute the net proceeds received on each Option Units Delivery Date (as defined in Section 4) to GPRE.

The Partnership and the General Partner are referred to collectively herein as the “Partnership Parties.” GPRE, Obion and Trucking are referred to collectively herein as the “GPRE Parties.” Blendstar, Birmingham, OpCo, Logistics, Storage, Trucking II, Collins BioEnergy Partners, LLC, Nashville BioEnergy Partners, LLC, Little Rock BioEnergy Partners, LLC, Oklahoma City BioEnergy Partners, LLC, Louisville BioEnergy Partners, LLC, Bossier City BioEnergy Partners, LLC and BBTL, LLC are referred to collectively herein as the “Operating Subsidiaries.” GPRE, the Partnership Parties and the Operating Subsidiaries are referred to collectively herein as the “Partnership Entities.”

This Agreement, the Contribution Agreement, the Omnibus Agreement, the Services Agreement, the Storage Agreement, the Transportation Agreement, the Trucking Agreement, the terminaling agreements the Partnership will assume, listed on Exhibit C hereto, and the Credit Facility are referred to collectively herein as the “Transaction Agreements.” The Partnership Agreement and the GP LLC Agreement are referred to collectively herein as the “Organizational Agreements.” The Transaction Agreements and the Organizational Agreements are referred to collectively herein as the “Operative Agreements” and each, individually, as an “Operative Agreement.”

1. Representations, Warranties and Agreements of GPRE and the Partnership Parties. GPRE and the Partnership Parties, jointly and severally, represent, warrant and agree that:

(a) Registration Statement. A registration statement on Form S-1 (File No. 333-204279) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means [●] [a.m.][p.m.] (New York City time) on [●], 2015;

(ii) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act);

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule III hereto and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date;

(viii) “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act; and

(ix) “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference herein to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional Common Units under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(b) Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement to the Commission through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(c) No Testing-the-Waters Communications. The Partnership (i) has not engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications. The Partnership has not distributed or approved for distribution any Written Testing-the-Waters Communications.

(d) Ineligible Issuer. The Partnership was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(e) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(f) No Material Misstatements or Omissions in the Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g) No Material Misstatements or Omissions in the Prospectus. The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) No Material Misstatements or Omissions in the Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i) No Material Misstatements or Omissions in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus listed in Schedule IV hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e). The information included in each Issuer Free Writing Prospectus listed in Schedule IV hereto does not conflict with the information contained in the Registration Statement or the most recent Preliminary Prospectus or to be contained in the Prospectus.

(j) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery requirements and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(k) Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distribution and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(l) Disclosure. The statements in the Registration Statement and the Pricing Disclosure Package under the captions “Cash Distribution Policy and Restrictions on Distributions—General,” “Provisions of our Partnership Agreement Relating to Cash Distributions,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Duties,” “Our Partnership Agreement,” “Description of Our Common Units” and “Material U.S. Federal Income Tax Consequences,” insofar as they purport to constitute summaries of the terms of contracts and other documents, descriptions of the Common Units, Subordinated Units and Incentive Distribution Rights, summaries of provisions of the organizational documents of the Partnership Parties or any other instruments, constitute accurate summaries in all material respects of the terms of such contracts and other documents referred to therein

(m) Formation and Qualification; Authority. Each of the Partnership Entities and the GPRE Parties has been duly organized, is validly existing and in good standing as a corporation, limited partnership or limited liability company, as the case may be, under the laws of its jurisdiction of organization (as set forth on Schedule VI) with power and authority, as the case may be, to enter into and perform its obligations under the Operative Agreements to which it is a party and to own or hold its properties and conduct the business as described in the Pricing Disclosure Package; and each of the Partnership Entities and the GPRE Parties is duly qualified to do business and in good standing as a foreign corporation, limited partnership or limited liability company, as the case may be, in each jurisdiction (as set forth on Schedule VI) in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, members’ or stockholders’ equity or partners’ capital, properties, business or prospects of the Partnership Parties, taken as a whole (a “Material Adverse Effect”), (ii) materially impair the ability of any of the GPRE Parties or Partnership Parties to consummate the Transactions or any other transactions provided for in this Agreement or the Operative Agreements, or (iii) subject the limited partners of the Partnership to any material liability or disability.

(n) Power and Authority of the General Partner. The General Partner has, and at each Delivery Date will have, full limited liability company power and authority to serve as general partner of the Partnership in all material respects as disclosed in the Registration Statement and the most recent Preliminary Prospectus.

(o) Ownership of the General Partner. GPRE owns, and as of the applicable Delivery Date will own, all of the issued and outstanding limited liability company interests in the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the Limited Liability Company Agreement of the General Partner, (as amended, the “Original GP LLC Agreement”), and at each Delivery Date will be duly authorized and validly issued in accordance with the Amended and Restated GP LLC Agreement and will be fully paid (to the extent required under the Original GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and GPRE owns such limited liability company interests free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except for restrictions on transferability contained in the Amended and Restated GP LLC Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(p) Ownership of the General Partner Interest in the Partnership. The General Partner is, and at each applicable Delivery Date, after giving effect to the Transactions, will be, the sole general partner of the Partnership, and owns the General Partner Interest; such General Partner Interest has been, and on each Delivery Date, after giving effect to the Transactions, will be, duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner has no obligation to make further payments for the purchase of such General Partner Interest; and, after giving effect to the Transactions, the General Partner will own such General Partner Interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(q) Ownership of the Incentive Distribution Rights in the Partnership. The General Partner owns, and at each applicable Delivery Date, after giving effect to the Transactions, the General Partner will own, all of the Incentive Distribution Rights; the Incentive Distribution

Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and, after giving effect to the Transactions, the General Partner will own such Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability that may be imposed by federal or state securities laws or contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(r) Ownership of the Sponsor Units. Assuming no purchase by the Underwriters of any Option Units, at each applicable Delivery Date, after giving effect to the Transactions, (i) GPRE will own the GPRE Units, (ii) Obion will own the Obion Units and (iii) Trucking II will own the Trucking II Units; the Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and GPRE, Obion and Tucking II will own the Sponsor Units free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any.

(s) Duly Authorized and Validly Issued Units. The Units to be issued and sold by the Partnership to the Underwriters hereunder have been duly authorized in accordance with the Partnership Agreement and when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). Other than the Sponsor Units, the Incentive Distribution Rights and any limited partner interests issued pursuant to the long-term incentive plan of the Partnership (the “LTIP”) as described in the Registration Statement and the most recent Preliminary Prospectus, the Units will be the only limited partner interests of the Partnership issued or outstanding at the Initial Delivery Date and at each Option Unit Delivery Date, as applicable.

(t) Ownership of the Operating Subsidiaries. At each applicable Delivery Date, after giving effect to the Transactions, the Partnership will directly or indirectly own 100% of the outstanding limited liability company interests of each of the Operating Subsidiaries; such limited liability company interests have been duly authorized and validly issued in accordance with the applicable limited liability company agreement of each Operating Subsidiary, as in effect on the date hereof, and at each applicable Delivery Date, after giving effect to the Transactions, will have been, duly authorized and validly issued in accordance with the limited liability company agreement of the applicable Operating Subsidiary (as the same may be amended or restated, the “Operating Subsidiary Organizational Documents”) and will be fully paid (to the extent required under the applicable Operating Subsidiary Organizational Document) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and such limited liability company interests will be owned free and clear of all Liens, except for (i) restrictions on transferability contained in the applicable Operating Subsidiary Organizational Document or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, or (ii) Liens arising under or in connection with the Credit Facility.

(u) No Other Subsidiaries. At each applicable Delivery Date, after giving effect to the Transactions, the General Partner will not own or control, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity other than (i) indirectly held interests in the Operating Subsidiaries, (ii) the General Partner Interest and (iii) the Incentive Distribution Rights. Except for the Partnership’s ownership, directly or indirectly, of the limited liability company interests in each of the Operating Subsidiaries, the Partnership does not own, and at each applicable Delivery Date, after giving effect to the Transactions, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than the equity or long-term debt securities of corporations, partnerships, limited liability companies, joint ventures, associations or other entities that, in the aggregate, would not constitute a “significant subsidiary” (as such term is defined in Section 1-02 of Regulation S-X of the Securities Act).

(v) Conformity of Securities to Descriptions. Following the Transactions, the Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, the Sponsor Units, when issued and delivered in accordance with the terms of the Partnership Agreement and the other Operative Agreements, as applicable, the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement and the other Operative Agreements, as applicable, and the General Partner Interest will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and to be contained in the Prospectus.

(w) No Options, Preemptive Rights, Registration Rights, or Other Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and in the Prospectus and as set forth in the Credit Agreement, there are no options, warrants, preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities in any of the Partnership Parties, in each case pursuant to the Organizational Agreement of any such Partnership Party, the certificates of limited partnership, formation or incorporation or any other organizational documents of any such Partnership Party (collectively, the “Organizational Documents”). Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no persons with registration rights or any other similar rights to have any securities (debt or equity) registered pursuant to the filing of the Registration Statement or included in the offering contemplated by this Agreement, and there are no persons with tag along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of the Units pursuant to this Agreement.

(x) Authority and Authorization. Each of the Partnership Parties and GPRE has all requisite power and authority to execute and deliver and perform its obligations under this Agreement. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the

Partnership Agreement, the Registration Statement and the most recent Preliminary Prospectus and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement. Each of the Partnership Entities and the GPRE Parties has all requisite power and authority to execute and deliver and perform their respective obligations under the Transaction Agreements and any other transactions contemplated by this Agreement (other than the Transaction Agreements to be assumed in connection with the Transactions). At each Delivery Date, all corporate, limited partnership or limited liability company action, as the case may be, required to be taken by any of the Partnership Parties and the GPRE Parties, as applicable, or any of their respective unitholders, members, partners or stockholders for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements and the consummation of the Transactions and any other transactions contemplated by this Agreement and the Operative Agreements, shall have been validly taken.

(y) Authorization, Execution and Delivery of the Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by or on behalf of GPRE and each of the Partnership Parties.

(z) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At each applicable Delivery Date:

(i) the Amended and Restated GP LLC Agreement will have been duly authorized, executed and delivered by GPRE and will be a valid and legally binding agreement of GPRE, enforceable against GPRE in accordance with its terms;

(ii) the Partnership Agreement will have been duly authorized, executed and delivered by GPRE and the General Partner and will be a valid and legally binding agreement of GPRE and the General Partner, enforceable against each of them in accordance with its terms;

(iv) each of the Transaction Agreements will have been duly authorized, executed and delivered by each of the GPRE Parties and Partnership Parties and will be valid and legally binding agreements of each of the GPRE Parties and Partnership Parties, enforceable against such GPRE Parties and Partnership Parties in accordance with their terms;

provided that, with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(aa) No Conflicts. None of (i) the offering, issuance or sale of the Units as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of the Operative Agreements by the Partnership Parties or the GPRE Parties, each party hereto or thereto, (iii) the consummation of the Transactions or any other transactions contemplated by the Transaction Agreements or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus (A) conflicts with or will conflict with or constitutes or will constitute a violation of the organizational documents of any of the Partnership Entities or the GPRE Parties, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or default (or an event that, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities or the GPRE Parties is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or the GPRE Parties or any of their respective properties in a proceeding to which any of them or their property is a party or is bound or (D) results or will result in the creation or imposition of any Lien (other than Liens arising or in connection with the Credit Facility) upon any property or assets of any of the Partnership Entities, except with respect to clauses (B), (C) and (D) for any such conflicts, violations, breaches, defaults or Liens that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities or the GPRE Parties to consummate the Transactions or any other transactions contemplated under this Agreement or the Operative Agreements.

(bb) No Consents. No consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units as described in the Registration Statement and the most recent Preliminary Prospectus, (ii) the execution, delivery and performance of the Operative Agreements by the Partnership Entities party hereto or thereto, (iii) the consummation of the Transactions or any other transactions contemplated by the Operative Agreements or (iv) the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the most recent Preliminary Prospectus, except such as (A) may be required under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable state securities or “Blue Sky” laws, and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (B) that have been, or prior to the Initial Delivery Date will be, obtained or made and (C) that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Transactions or any other transactions contemplated under this Agreement or the Operative Agreements.

(cc) No Defaults. None of the Partnership Entities or the GPRE Parties is in (i) violation of its respective organizational documents, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or any of its properties, or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clauses (ii) and (iii) for any such breaches, defaults and violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties or the GPRE Parties to consummate the transactions (including the Transactions) contemplated under this Agreement.

(dd) Historical Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement and the most recent Preliminary Prospectus (i) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act, (ii) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and (iii) have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary historical financial and operating data included in the Registration Statement and most recent Preliminary Prospectus under the caption “Prospectus Summary—Summary Historical and Pro Forma Condensed Consolidated Financial and Operating Data” and the selected historical financial and operating data set forth under the caption “Selected Historical and Pro Forma Condensed Consolidated Financial and Operating Data” included in the Registration Statement and the most recent Preliminary Prospectus (and any amendment or supplement thereto) are fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which they have been derived, except as described therein. The other financial information of the Partnership (or its predecessor for accounting purposes), including non-GAAP financial measures, contained in the Registration Statement and the most recent Preliminary Prospectus has been derived from the accounting records of the Partnership (or its predecessor for accounting purposes), and fairly presents in all material respects the information purported to be shown thereby and complies with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(ee) Pro Forma Financial Statements. The pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus. The pro forma financial statements included in the Registration Statement and the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(ff) Independent Registered Public Accounting Firms. KPMG LLP, who have audited certain financial statements of the Partnership (or its predecessor for accounting purposes) and its consolidated subsidiaries and whose report appears in the Registration Statement and most recent Preliminary Prospectus, is an independent registered public accounting firm with respect to the Partnership as required by the Securities Act and the rules and regulations thereunder.

(gg) Internal Controls. The Partnership maintains internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by KPMG LLP, there were no material weaknesses in the internal controls of the Partnership.

(hh) Disclosure Controls and Procedures. (i) To the extent required by Rule 13a-15 under the Exchange Act, the Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Partnership, including the principal executive officer and principal financial officer of the General Partner, as appropriate, to allow timely decisions regarding required disclosure to be made, and (iii) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ii) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by KPMG LLP included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Partnership has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that are reasonably likely to adversely affect the ability of the Partnership or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership Parties; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(jj) Sarbanes-Oxley Act of 2002. The Partnership has taken all necessary action to ensure that, upon and at all times after the filing of the Registration Statement, the Partnership and, to the Partnership’s knowledge, the General Partner’s directors and officers, in their capacities as such, were and will be in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(kk) NASDAQ. At the Initial Delivery Date, the Partnership and, to the Partnership’s knowledge, the General Partner’s directors or officers, in their capacities as such, will be in compliance in all material respects with the rules of the NASDAQ Global Market, LLC that are effective and applicable to the Partnership.

(ll) No Material Changes. Except as described in the Registration Statement and the most recent Preliminary Prospectus, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, (A) no Partnership Party or Operating Subsidiary has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any distribution or dividend on its equity interests, in each case, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (B) there has not been any change in the partnership or limited liability company interests, as applicable, or long-term debt of any of the Partnership Parties or Operating Subsidiaries, in each case, except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Parties taken as a whole.

(mm) Title to Properties. After giving effect to the Transactions, the Partnership Parties and Operating Subsidiaries, directly or indirectly, have good and indefeasible title to all real property owned in fee by the Partnership Parties and Operating Subsidiaries (excluding easements and rights-of-way) and good title to all personal property owned by them, in each case free and clear of all Liens, except such Liens (i) as are described in the Registration Statement and the most recent Preliminary Prospectus, or (ii) such as are covered under or in connection with the Credit Facility or (iii) as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by any of the Partnership Parties or Operating Subsidiaries. All assets held under lease by each of the Partnership Parties or Operating Subsidiaries are held by it under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made or proposed to be made of such assets by any of the Partnership Parties or Operating Subsidiaries as described in the Registration Statement and the most recent Preliminary Prospectus.

(nn) Permits. Each of the Partnership Parties has such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Registration Statement, subject to such qualifications as may be set forth in the Registration Statement, most recent Preliminary Prospectus and the Prospectus, except for any Permits that, if not obtained, would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Partnership Parties has fulfilled and performed all of its obligations with respect to the Permits required to be performed as of the date hereof, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, subject to such qualifications as may be set forth in the Registration Statement, most recent Preliminary Prospectus and the Prospectus, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. None of the Partnership Parties has received notice of any revocation or modification of any such Permits that, if revoked or modified would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo) Intellectual Property. Each of the Partnership Parties owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business and has not received any notice of any claim of conflict with any such rights of others, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(pp) Legal Proceedings. Except as described in the Registration Statement and the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Parties is a party or of which any property or assets of any of the Partnership Entities is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement, the Operative Agreements or the consummation of the Transactions or any other transactions contemplated hereby or thereby, and to the Partnership Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(qq) Contracts to be Described or Filed. There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement that are not described and, if applicable, filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and, if applicable, filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. The Partnership Parties have no knowledge that any other party to any such contract or other document has any intention not to render full performance as contemplated by the terms thereof.

(rr) Summaries of Law. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, or legal or governmental proceedings, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings in all material respects.

(ss) Insurance. Except as would not reasonably be expected to have a Material Adverse Effect, each of the Partnership Entities carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. After giving effect to the Transactions, all policies of insurance of the Partnership Entities will be in full force and effect; each of the Partnership Entities is in compliance with the terms of such policies in all material respects; none of the Partnership Entities has received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by any of the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Partnership Entities has been notified in writing that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(tt) Certain Relationships and Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Partnership Entities, on the one hand, and directors, officers, customers or suppliers of the Partnership Entities, on the other hand, that is required to be described in the Pricing Disclosure Package and the Prospectus that is not so described.

(uu) No Labor Dispute. No labor disturbance by or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent or threatened that could reasonably be expected to have a Material Adverse Effect.

(vv) Environmental Compliance. (i) Each of the Partnership Entities is in compliance with all applicable laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct its business, and (ii) no Partnership Entity has received notice or otherwise has knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance violation, liability, or other obligation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement and the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) none of the Partnership Entities is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of any of the Partnership Entities, and (z) none of the Partnership Entities anticipates material capital expenditures relating to Environmental Laws.

(ww) Tax Returns. The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have timely paid all taxes shown to due pursuant to such returns, and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no tax deficiency that has been determined adversely to the Partnership Entities, nor does any of the Partnership Entities have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be, asserted against the Partnership Entities that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) ERISA. Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficient” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(yy) Statistical and Market-Related Data. The statistical and market-related data included in the most recent Preliminary Prospectus are based on or derived from sources that the Partnership believes to be reliable in all material respects.

(zz) Investment Company, None of the Partnership Entities is, and as of each applicable Delivery Date, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(aaa) No Brokers. None of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(bbb) Private Placement. The sale and issuance of the Sponsor Units to GPRE, Obion and Trucking II and the Incentive Distribution Rights General Partner Interest to the General Partner are exempt from the registration requirements of the Securities Act and securities laws of any state having jurisdiction with respect thereto, and the Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(ccc) Stabilization. The Partnership Entities have not taken, directly or indirectly, any action that has constituted, or that was designed to or could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(ddd) NASDAQ Listing of Common Units. The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the NASDAQ Global Market.

(eee) Distribution of Offering Materials. The Partnership has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(h) or 5(a)(vi), any Issuer Free Writing Prospectus set forth on Schedule V hereto, any press release or other announcement permitted by Rule 134 or 135 under the Securities Act.

(fff) No Unlawful Payments. No Partnership Party or Operating Subsidiary, nor to the knowledge of the Partnership Parties, any director, officer, agent, employee or other person associated with or acting on behalf of any Partnership Party or Operating Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) has made any direct or indirect unlawful payment from corporate funds to any foreign or domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and reglations thereunder (collectively, the “FCPA”)) or employee, (iii) has violated or is in violation of any provision of the FCPA, U.K. Bribery Act 2010, as amended, or any other applicable anti-bribery statute or regulation or (iv) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. GPRE has instituted and maintains policies and procedures designed to ensure continued compliance with applicable anti-bribery statutes and regulations.

(ggg) Money Laundering. The operations of the Partnership Parties or Operating Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable money laundering statutes of all jurisdictions where the Partnership Parties or Operating Subsidiaries conduct business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency in such jurisdictions (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Partnership Parties or Operating Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(hhh) Sanction Laws. None of the Partnership Parties or Operating Subsidiaries nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee, controlled affiliate or other person acting on behalf of any Partnership Party or Operating Subsidiary is (i) an individual or entity (“Person”) currently subject to or the target of any sanctions administered or enforced by the U.S. Office of Foreign Assets Control of the U.S. Department of the Treasury

(“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Uniojn, Her Majesty’s Treasury or any other relevant or applicable sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria); and the Partnership will not directly or indirectly use the proceeds of the sale of the Units hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to (i) fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of any Sanctions or (ii) in any other manner will result in a violation by any Person (including any Person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Partnership Entities have not knowingly engaged in for the past five years, are not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(iii) Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement and the most recent Preliminary Prospectus, subject to the limitations described in the Registration Statement and the most recent Preliminary Prospectus, if any, except for (i) qualifications, reservations and encumbrances with respect thereto that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jjj) Legal Sufficiency of Transaction Agreements. The Transaction Agreements will be legally sufficient to transfer or convey, directly or indirectly, all of the equity interests in the Operating Subsidiaries to the Partnership, as contemplated by the Registration Statement, the Preliminary Prospectus and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Transaction Agreements and described in the Registration Statement, the Preliminary Prospectus and the Prospectus. Upon execution and delivery of the Transaction Agreements and consummation of the transactions contemplated thereby, the Partnership will directly or indirectly succeed in all material respects to the business, assets, properties, liabilities and operations reflected in the financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus.

(kkk) Directed Unit Program. The Registration Statement and the most recent Preliminary Prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Registration Statement or the Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program. No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Units in any jurisdiction where the Directed Units are being offered. The Partnership has not offered, or caused [●] to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership to alter the customer’s or supplier’s level or type of business with the Partnership, or (ii) a trade journalist or publication to write or publish favorable information about the Partnership.

(lll) Any certificate signed by any officer of GPRE or any of the Partnership Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by GPRE or the Partnership Parties, as applicable, as to matters covered thereby, to each Underwriter

2. Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell [●] Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as the Representatives may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to [●] additional Option Units. Such option is exercisable in the event that the Underwriters sell more Common Units than the number of Firm Units in the offering and as set forth in Section 4 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The purchase price payable by the Underwriters for the Firm Units and any Option Units shall be $[●] per Unit. The Partnership is not obligated to deliver any of the Firm Units or Option Units, as applicable, to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

3. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

It is understood that approximately [●] Firm Units (the “Directed Units”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of FINRA to persons who are [directors, officers or employees of the General Partner or its affiliates, or who are otherwise associated with the Partnership], and who have heretofore delivered to [DUP Managing Bank] offers or indications of interest to purchase Firm Units in form satisfactory to [DUP Managing Bank] (such program, the “Directed Unit Program” and each person that purchases any Directed Units, a “Directed Unit Participant”) and that any allocation of such Firm Units among such Directed Unit Participants will be made in accordance with timely directions received by [DUP Managing Bank] from the Partnership; provided that under no circumstances will [DUP Managing Bank] or any Underwriter be liable to the Partnership or to any Directed Unit Participant for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any Directed Unit Participant by 9:30 A.M., New York City time, on the first business day following the date hereof or that are otherwise not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

The Partnership agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.

4. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at [10:00] A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time any Option Units are delivered is sometimes referred to as an “Option Units Delivery Date,” and the Initial Delivery Date and any Option Units Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at [10:00] A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. On each Option Units Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Option Units being sold by the Partnership to or upon the order of the Partnership by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Further Agreements. (a) The Partnership Parties, jointly and severally, covenant and agree with each of the Underwriters:

(i) Preparation of Prospectus. To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) Copies of Registration Statement. To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) Copies of Documents. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission.

(v) Copies of Amendment or Supplement. Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(vi) Issuer Free Writing Prospectus. Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii) Rule 433. To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any event shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) Earnings Statement. As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives an earnings statement of the Partnership (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158).

(ix) Blue Sky Laws. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign entity in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) Lock-Up Period. For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than (A) the Units, (B) Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans or (C) the Sponsor Units and Incentive Distribution Rights in connection with the Transactions, or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of such options, rights or warrants pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Underwriters, and to cause each officer or director of the General Partner and each unitholder of the Partnership set forth on Schedule II hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(xi) Use of Proceeds. To apply the net proceeds from the sale of the Units being sold by the Partnership substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xii) Rule 463. To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xiii) Rule 462(b). If the Partnership elects to rely upon Rule 462(b) under the Securities Act, the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xiv) Directed Unit Program Lock-Up. In connection with the Directed Unit Program, to ensure that the Directed Units will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Common Units by the Partnership are restricted pursuant to Section 5(j), and [DUP Managing Bank] will notify the Partnership as to which Directed Unit Participants will need to be so restricted. At the request of [DUP Managing Bank], the Partnership will direct the transfer agent to place stop transfer restrictions upon the Directed Units of such Directed Unit Participants for such period of time as is consistent with Section 5(x).

(xv) Emerging Growth Company Status. The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (A) the time when a prospectus relating to the offering or sale of the Units or any other securities relating thereto is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (B) completion of the Lock-Up Period.

(xvi) Stabilization. The Partnership and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(xvii) Necessary Actions. Each of the Partnership Entities will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

(b) Permitted Issuer Information. Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by any Partnership Party with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this paragraph, shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among the Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by the FINRA of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $[20,000]); (f) the listing of the Units on the NASDAQ Global Market and/or any other exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 5(a)(i) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (i) the offer and sale of Units by the Underwriters in connection with the Directed Unit Program, including the fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Unit Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; (j) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the employees and officers of the General Partner and one-half of the cost of any aircraft chartered in connection with the road show; and (k) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the performance by the Partnership Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) Filing of Prospectus; No Stop Order. The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Partnership has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) No Misstatements or Omissions. No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Latham & Watkins LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading (or in the case of the Prospectus and the Pricing Disclosure Package, in light of the circumstances under which such statements were made).

(c) Authorization and Validity. All proceedings and other legal matters incident to the authorization, form and validity of this Agreement and the other Operative Agreements, the Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement, the Transactions and the other transactions contemplated by the Operative Agreements shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Partnership Counsel Opinion. (i) Andrews Kurth LLP, as counsel to the Partnership, shall have furnished to the Representatives its written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B.

(ii) [●] shall have furnished to the Representatives its written opinion, as counsel to the Partnership, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonable satisfactory to the Representatives.

(e) [General Counsel Opinion. Michelle S. Mapes shall have furnished to the Representatives her written opinion, as General Counsel of the General Partner, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.]

(f) Underwriters’ Counsel Opinion. The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) Comfort Letter. At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) Bring-Down Comfort Letter. With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i) Officers’ Certificate. The Partnership Parties shall have furnished to the Representatives a certificate, dated such Delivery Date, of the Chief Executive Officer and the Chief Financial Officer of the General Partner and a certificate, dated such Delivery Date, of two executive officers of GPRE, in each case as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the Partnership Parties in Section 1 are true and correct on and as of such Delivery Date, and each Partnership Party has complied with all their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(j) No Material Change. Except as disclosed in the most recent Preliminary Prospectus, (i) None of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and (ii) since such date there shall not have been any change in the equity interests or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, partners’ equity, properties, management, business or prospects of the Partnership Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k) No Downgrading. Subsequent to the execution and delivery of this Agreement, to the extent applicable (i) no downgrading shall have occurred in the rating accorded to the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Partnership’s debt securities.

(l) No Other Changes. Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market), or (B) trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m) NASDAQ Listing. The NASDAQ Global Market shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(n) No Objections. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Units.

(o) Lock-Up Agreements. The Lock-Up Agreements between the Representatives and the officers and directors of the General Partner and unitholders of the Partnership set forth on Schedule II, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(p) Other Certificates. On or prior to each Delivery Date, the Partnership Parties shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Partnership Parties hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and the agents of each Underwriter who have or who are alleged to have participated in the distribution of the Units as underwriters (collectively, the “selling agents”), and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, affiliate, director, officer, employee, selling agent or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee, selling agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee, selling agent or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of the Partnership Parties shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Partnership Parties may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b) Indemnification of the Partnership Parties. Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Partnership Parties, their respective directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner), officers and employees, and each person, if any, who controls a Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Partnership or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky

Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to any Partnership Party or any such director, officer, employee or controlling person.

(c) Notice and Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel for the indemnified parties and their respective directors, officers, employees, selling agents and controlling persons (in addition to any local counsel); or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership Parties, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Common Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) Furnished Information. The Underwriters severally confirm and the Partnership Parties acknowledge and agree that the statement regarding delivery of the Common Units by the Underwriters set forth on the cover page, the statements in the second paragraph following the table under the caption “Underwriting — Commissions and Expenses,” the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting — Stabilization, Short Positions and Penalty Bids,” and the paragraph relating to discretionary sales appearing under the caption “Underwriting – Discretionary Sales” in the most recent Preliminary Prospectus and the Prospectus, are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

(f) Directed Unit Program Indemnification. The Partnership shall indemnify and hold harmless [●]. (including its affiliates, directors, officers and employees) and each person, if any, who controls [●] within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (“[●] Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the [●] Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase, or (iii) is otherwise related to the Directed Unit Program; provided that the Partnership shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Barclays Entities. The Partnership shall reimburse the Barclays Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

9. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership that they have so arranged for the purchase of such Units, or the Partnership notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Partnership may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of Units, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in paragraph (a) above, the total number of Units that remains unpurchased exceeds one-eleventh of the total number of all Units, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Partnership, except that the Partnership will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership or any non-defaulting Underwriter for damages caused by its default.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 7(j), 7(k) and 7(l) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (a) the Partnership shall fail to tender the Units for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership shall pay the full amount thereof to the Representatives. Notwithstanding the foregoing, if this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters or the purchase of the Units is not consummated as a result of the occurrence of any of the events described in Section 7(l) (other than the occurrence of an event described in Section 7(l)(i)(B)), the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. Each of the Partnership Parties hereby waives and releases, to the fullest extent permitted by law, any claims that any of the Partnership Parties may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to any of the Partnership Parties by such Underwriters’ investment banking divisions. Each of the Partnership Parties acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. Each of the Partnership Parties acknowledges and agrees that in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to any of the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties. Each of the Partnership Parties hereby waives any claims that any of the Partnership Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 and to ECM Legal, Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036; and

(b) if to the Partnership, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: General Counsel (Fax: (402) 952-4916).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters, affiliates of the Underwriters, selling agents and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the General Partner), the officers and employees of each Partnership Party and any person controlling such Partnership Party within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

18. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to it shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the General Obligations Law).

19. Waiver of Jury Trial. The Partnership Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the

Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Page Follows]

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

GREEN PLAINS HOLDINGS LLC

By:
Name:
Title:

GREEN PLAINS PARTNERS LP

By:	Green Plains Holdings LLC, its general partner

By:
Name:
Title:

GREEN PLAINS INC.

By:
Name:
Title:

Signature Page to Underwriting Agreement

BARCLAYS CAPITAL INC.

For itself and as Representative of the several Underwriters named in Schedule I hereto

By:
Authorized Representative

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

For itself and as Representative of the several Underwriters named in Schedule I hereto

By:
Authorized Representative

Signature Page to Underwriting Agreement

SCHEDULE I

Underwriters	Number of Firm Units		Number of Option Units

Barclays Capital Inc.	[●	]	[●	]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[●	]	[●	]
Credit Suisse Securities (USA) LLC	[●	]	[●	]
RBC Capital Markets, LLC	[●	]	[●	]
Robert W. Baird & Co. Incorporated	[●	]	[●	]
Raymond James & Associates, Inc.	[●	]	[●	]
Stephens Inc.	[●	]	[●	]
Stifel, Nicolaus & Company, Incorporated	[●	]	[●	]
Total	[●	]	[●	]

SCHEDULE II

PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors

Todd A. Becker

Jerry L. Peters

Jeffrey S. Briggs

George P. (Patrich) Simpkins

Patrick C. Eilers

Officers

Jerry L. Peters

Jeffrey S. Briggs

Carl S. (Steve) Bleyl

Mark A. Hudak

Paul E. Kolomaya

Michelle S. Mapes

Michael C. Orgas

George P. (Patrich) Simpkins

Entities

Green Plains Inc.

Green Plains Obion LLC

Green Plains Trucking LLC

SCHEDULE III

ORALLY CONVEYED PRICING INFORMATION

Number of Units:	[●] Firm Units and, if the Underwriters exercise in full their option to purchase the Option Units granted in Section 2 hereof, [●] Option Units

Public Offering Price:	$[●] per Unit

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

[Insert list of certain “road show” materials]

SCHEDULE V

ISSUER FREE WRITING PROSPECTUS

[None.]

EXHIBIT A

SCHEDULE VI

LIST OF JURISDICTIONS OF FOREIGN QUALIFICATION

Entity	Jurisdiction of Formation	Foreign Qualifications
Green Plains Partners LP	Delaware	[Nebraska]
Green Plains Holdings LLC	Delaware	[Nebraska]
Green Plains Operating Company LLC	Delaware	None
Green Plains Capital Company LLC	Delaware	None
BlendStar LLC	Texas	None
Green Plains Logistics LLC	Delaware	[Michigan, Indiana, Tennessee, Nebraska, Iowa, Minnesota]
Green Plains Trucking II LLC	Delaware	Alabama, Louisiana, Mississippi, Nebraska
Green Plains Ethanol Storage LLC	Delaware	[Michigan, Indiana, Tennessee, Nebraska, Iowa, Minnesota]
Birmingham BioEnergy Partners LLC	Texas	Alabama
Collins BioEnergy Partners, LLC	Texas	Mississippi
Nashville BioEnergy Partners, LLC	Texas	Tennessee
Little Rock BioEnergy Partners, LLC	Texas	Arkansas
Oklahoma City BioEnergy Partners, LLC	Texas	Oklahoma
Louisville BioEnergy Partners, LLC	Texas	Kentucky
Bossier City BioEnergy Partners, LLC	Texas	Louisiana
BBTL, LLC	Delaware	Alabama

Exhibit A-1

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

MERRILL LYNCH, PIERCE, FENNER & SMITH

                         INCORPORATED

As Representatives of the several

Underwriters named in Schedule I,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of Common Units (the “Units”) representing limited partner interests (“Common Units”) of Green Plains Partners LP, a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

The foregoing paragraph shall not apply to (a) bona fide gifts, sales or other dispositions of Common Units, in each case that are made exclusively between and

Exhibit A-2

among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this paragraph that (i) the transferee/donee agrees to be bound by the terms of this Lock-Up Letter Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the 180-day period referred to above, and (iii) the undersigned notifies Barclays Capital Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated at least two business days prior to the proposed transfer or disposition, and (b) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Units or securities convertible into, or exchangeable or exercisable for, Common Units, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period (as the same may be extended pursuant to the provisions hereof); provided further, that the Partnership is not required to report the establishment of such Rule 10b5-1 Plan in any public report or filing with the Commission under the Exchange Act during the lock-up period and does not otherwise voluntarily effect any such public filing or report regarding such Rule 10b5-1 Plan.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

[Signature page follows]

Exhibit A-3

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-4

EXHIBIT B

FORM OF OPINION OF PARTNERSHIP’S COUNSEL

[to come]

Exhibit B-2

EXHIBIT C

TERMINALING AGREEMENTS TO BE ASSUMED BY THE PARTNERSHIP

[Birmingham Terminaling Agreement]

[list of third-party terminaling agreements]

Exhibit A-2